                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS





        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Amkor Technology, Inc. of our following reports:

- dated January 15, 2000 relating to the financial statements of Amkor Technology Korea, Inc., which appears in Amkor Technology, Inc.'s Form 10-K for the year ended December 31, 2001, as amended and

- dated January 18, 2002 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in Amkor Technology, Inc.'s Current Report on Form 8-K filed on April 1, 2002.

        We also consent to all references to our Firm in this Registration Statement.

/s/  Samil Accounting Corporation
Samil Accounting Corporation


Seoul, Korea
April 23, 2002